Exhibit 99.01
Cadence Reports Second Quarter 2023 Financial Results
SAN JOSE, Calif. — July 24, 2023 — Cadence Design Systems, Inc. (Nasdaq: CDNS) today announced results for the second quarter of 2023.

Cadence reported second quarter 2023 revenue of $977 million, compared to revenue of $858 million for the same period in 2022. On a GAAP basis, Cadence achieved operating margin of 31 percent and recognized net income of $221 million, or $0.81 per share on a diluted basis, in the second quarter of 2023, compared to operating margin of 33 percent and net income of $187 million, or $0.68 per share on a diluted basis, for the same period in 2022.

Using the non-GAAP measures defined below, operating margin for the second quarter of 2023 was 42 percent and net income was $334 million, or $1.22 per share on a diluted basis, compared to operating margin of 42 percent and net income of $298 million, or $1.08 per share on a diluted basis, for the same period in 2022.

“Cadence delivered excellent results for the second quarter of 2023, with strong ongoing customer demand for our innovative technologies,” said Anirudh Devgan, president and chief executive officer. “With its unparalleled promise, Generative AI is beginning to make a significant impact globally. Our dedicated focus on AI over the past several years, combined with our computational software expertise and invaluable data that lies at the core of AI, uniquely positions us to deliver to the tremendous potential of this transformative technology.”

“We achieved another quarter of strong financial results and are raising our revenue, operating margin and EPS guidance for 2023 yet again,” said John Wall, senior vice president and chief financial officer. “Our revenue outlook for the second half represents a year-over-year growth of approximately 15%, allowing us to raise our 2023 revenue guidance to more than 14% growth over 2022.”

CFO Commentary
Commentary on the second quarter 2023 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For the second half of 2023, the company expects total revenue in the range of $2.052 billion to $2.092 billion. Second half GAAP operating margin is expected to be in the range of 30 percent to 31 percent and GAAP net income per diluted share is expected to be in the range of $1.65 to $1.71. Using the non-GAAP measures defined below, operating margin is expected to be in the range of 41 percent to 42 percent and net income per diluted share is expected to be in the range of $2.54 to $2.60.
For fiscal year 2023, the company expects total revenue in the range of $4.05 billion to $4.09 billion. On a GAAP basis, operating margin for 2023 is expected to be in the range of 30.2 percent to 31.2 percent and GAAP net income per diluted share for 2023 is expected to be in the range of $3.35 to $3.41. Using the non-GAAP measures defined below, operating margin for 2023 is expected to be in the range of 41.2 percent to 42.2 percent and net income per diluted share for 2023 is expected to be in the range of $5.05 to $5.11.
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use this normalized non-GAAP tax rate through fiscal 2025 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
A schedule showing reconciliations of the business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, is included in this press release.

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the second quarter 2023 financial results audio webcast today, July 24, 2023, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 24, 2023 at 5 p.m. (Pacific) and ending September 15, 2023 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For nine years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.

© 2023 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements, including Cadence's outlook on future operating results, strategic objectives, business prospects, technology and product developments, industry trends and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) change in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence's products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including that of the semiconductor and electronics industries, government regulations and trade restrictions; (vi) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates, currency exchange rate fluctuations, inflation rates and Cadence’s ability to access capital and debt markets; (vii) the acquisition of other companies, businesses or technologies or the failure to successfully integrate and operate them; (viii) events that affect cash flow, liquidity, or reserves, or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; and (ix) the effects of any litigation, regulatory, tax or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services or properties are subject. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q and future filings.
All forward-looking statements in this press release are based on management's expectations as of the date of this press release and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures contained within this press release with their most directly comparable GAAP results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	June 30, 2023	July 2, 2022
	(unaudited)
GAAP operating margin as a percent of total revenue	31%	33%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	7%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	1%
Restructuring	0%	0%
Non-qualified deferred compensation expenses (credits)	0%	(1)%
Non-GAAP operating margin as a percent of total revenue	42%	42%

Net Income Reconciliation	Three Months Ended
	June 30, 2023	July 2, 2022
(in thousands)	(unaudited)
Net income on a GAAP basis	$221,120	$186,920
Stock-based compensation expense	76,608	64,270
Amortization of acquired intangibles	14,920	14,701
Acquisition and integration-related costs	13,946	8,278
Restructuring	—	16
Non-qualified deferred compensation expenses (credits)	3,155	(6,524)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(2,508)	7,610
Income tax effect of non-GAAP adjustments	6,509	22,551
Net income on a non-GAAP basis	$333,750	$297,822

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
	June 30, 2023	July 2, 2022
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$0.81	$0.68
Stock-based compensation expense	0.28	0.23
Amortization of acquired intangibles	0.06	0.05
Acquisition and integration-related costs	0.05	0.03
Restructuring	—	—
Non-qualified deferred compensation expenses (credits)	0.01	(0.02)
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.01)	0.03
Income tax effect of non-GAAP adjustments	0.02	0.08
Diluted net income per share on a non-GAAP basis	$1.22	$1.08
Shares used in calculation of diluted net income per share	272,996	275,172

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
June 30, 2023 and December 31, 2022
(In thousands)
(Unaudited)

	June 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$873,925	$882,325
Receivables, net	440,915	486,710
Inventories	139,576	128,005
Prepaid expenses and other	188,634	209,727
Total current assets	1,643,050	1,706,767
Property, plant and equipment, net	370,193	371,451
Goodwill	1,428,772	1,374,268
Acquired intangibles, net	340,742	354,617
Deferred taxes	872,151	853,691
Other assets	500,216	476,277
Total assets	$5,155,124	$5,137,071
Current liabilities:
Revolving credit facility	$—	$100,000
Accounts payable and accrued liabilities	510,007	557,158
Current portion of deferred revenue	686,293	690,538
Total current liabilities	1,196,300	1,347,696
Long-term liabilities:
Long-term portion of deferred revenue	96,653	91,524
Long-term debt	648,551	648,078
Other long-term liabilities	305,165	304,660
Total long-term liabilities	1,050,369	1,044,262
Stockholders’ equity	2,908,455	2,745,113
Total liabilities and stockholders’ equity	$5,155,124	$5,137,071

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Six Months Ended June 30, 2023 and July 2, 2022
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	July 2, 2022	June 30, 2023	July 2, 2022
Revenue:
Product and maintenance	$922,790	$802,285	$1,886,532	$1,648,529
Services	53,789	55,236	111,737	110,758
Total revenue	976,579	857,521	1,998,269	1,759,287
Costs and expenses:
Cost of product and maintenance	74,218	68,717	174,456	141,512
Cost of services	22,640	23,948	46,874	48,996
Marketing and sales	167,070	139,296	333,736	279,482
Research and development	354,416	286,597	704,711	577,492
General and administrative	54,605	51,426	108,132	100,363
Amortization of acquired intangibles	4,302	4,633	8,569	9,597
Restructuring	—	16	—	28
Total costs and expenses	677,251	574,633	1,376,478	1,157,470
Income from operations	299,328	282,888	621,791	601,817
Interest expense	(8,877)	(4,281)	(18,137)	(8,389)
Other income (expense), net	7,973	(5,962)	16,257	(10,862)
Income before provision for income taxes	298,424	272,645	619,911	582,566
Provision for income taxes	77,304	85,725	156,987	160,311
Net income	$221,120	$186,920	$462,924	$422,255
Net income per share - basic	$0.82	$0.69	$1.72	$1.55
Net income per share - diluted	$0.81	$0.68	$1.70	$1.53
Weighted average common shares outstanding - basic	269,714	271,520	269,607	272,028
Weighted average common shares outstanding - diluted	272,996	275,172	273,078	276,097

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2023 and July 2, 2022
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2023	July 2, 2022
Cash and cash equivalents at beginning of period	$882,325	$1,088,940
Cash flows from operating activities:
Net income	462,924	422,255
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,432	67,690
Amortization of debt discount and fees	626	539
Stock-based compensation	150,896	123,739
Loss on investments, net	554	3,124
Deferred income taxes	(20,171)	(41,597)
Provisions for losses on receivables	720	133
ROU asset amortization and change in operating lease liabilities	(3,543)	1,742
Other non-cash items	1,834	88
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	41,208	(64,036)
Inventories	(16,981)	367
Prepaid expenses and other	50,793	40,571
Other assets	(31,838)	14,476
Accounts payable and accrued liabilities	(37,049)	17,470
Deferred revenue	1,269	80,460
Other long-term liabilities	9,497	(5,872)
Net cash provided by operating activities	681,171	661,149
Cash flows from investing activities:
Purchases of investments	(29,212)	(1,000)
Proceeds from the sale and maturity of investments	1,505	—
Purchases of property, plant and equipment	(46,655)	(42,202)
Purchases of intangible assets	—	(750)
Cash paid in business combinations, net of cash acquired	(55,379)	(25,000)
Net cash used for investing activities	(129,741)	(68,952)
Cash flows from financing activities:
Proceeds from revolving credit facility	50,000	—
Payments on revolving credit facility	(150,000)	—
Proceeds from issuance of common stock	77,502	50,224
Stock received for payment of employee taxes on vesting of restricted stock	(78,988)	(63,544)
Payments for repurchases of common stock	(450,119)	(600,049)
Net cash used for financing activities	(551,605)	(613,369)
Effect of exchange rate changes on cash and cash equivalents	(8,225)	(38,224)
Decrease in cash and cash equivalents	(8,400)	(59,396)
Cash and cash equivalents at end of period	$873,925	$1,029,544

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2022					2023
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	47%	45%	45%	46%	46%	44%	41%
China	16%	13%	17%	13%	15%	17%	18%
Other Asia	18%	18%	17%	18%	18%	18%	18%
Europe, Middle East and Africa	14%	18%	16%	17%	16%	15%	17%
Japan	5%	6%	5%	6%	5%	6%	6%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2022					2023
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Custom IC Design and Simulation	22%	23%	22%	22%	22%	20%	22%
Digital IC Design and Signoff	27%	27%	29%	28%	28%	25%	27%
Functional Verification, including Emulation and Prototyping Hardware	28%	24%	25%	25%	26%	32%	27%
IP	13%	14%	12%	12%	12%	11%	11%
System Design and Analysis	10%	12%	12%	13%	12%	12%	13%
Total	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of July 24, 2023
(Unaudited)

	Six Months Ending December 31, 2023	Year Ending December 31, 2023
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	30% - 31%	30.2% - 31.2%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	8%	8%
Amortization of acquired intangibles	2%	2%
Acquisition and integration-related costs	1%	1%
Non-qualified deferred compensation expenses	0%	0%
Non-GAAP operating margin as a percent of total revenue†	41% - 42%	41.2% - 42.2%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of July 24, 2023
(Unaudited)

	Six Months Ending December 31, 2023	Year Ending December 31, 2023
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$1.65 to $1.71	$3.35 to $3.41
Stock-based compensation expense	0.65	1.20
Amortization of acquired intangibles	0.12	0.23
Acquisition and integration-related costs	0.06	0.17
Non-qualified deferred compensation expenses	—	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.02)
Income tax effect of non-GAAP adjustments	0.06	0.10
Diluted net income per share on a non-GAAP basis†	$2.54 to $2.60	$5.05 to $5.11

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of July 24, 2023
(Unaudited)

	Six Months Ending December 31, 2023	Year Ending December 31, 2023
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$452 to $468	$915 to $931
Stock-based compensation expense	178	329
Amortization of acquired intangibles	33	63
Acquisition and integration-related costs	17	47
Non-qualified deferred compensation expenses	—	6
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(6)
Income tax effect of non-GAAP adjustments	15	26
Net income on a non-GAAP basis†	$695 to $711	$1,380 to $1,396

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense